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                                                                  Exhibit 23.2


                           CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 15, 1998 on our audit of the balance sheet of Newcourt Equipment Trust Securities 1998-1 in this Registration Statement (Form S-1 No. 333-58677) of Newcourt Equipment Trust Securities 1998-1 per the registration of receivable-backed notes.



                                                      Ernst & Young LLP



New York, New York
October 20, 1998



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